Exhibit 10.2
Veramark Technologies, Inc.
2010 Incentive Plan for Management and Key Employees
Overview
The Veramark Technologies, Inc. (the “Company”) 2010 Incentive Plan for Management and Key Employees (the “Plan”) is a cash bonus that will be paid to the Company’s eligible employees. A cash bonus pool will be established based upon the Company’s net operating income for the calendar year 2010. Individual bonuses will be paid from the Cash Bonus Pool up to the amount in the pool.
Authorization and Administration
The Plan is approved by the Compensation Committee of the Board of Directors and administered by the Company’s CEO and CFO.
The Compensation Committee will approve the structure of the Plan and will approve the final determination of the total bonus pool based on the net operating income for the year 2010, as audited by the Company’s independent auditors.
The President and CEO will determine the allocation to employees of bonus pool funds.
Bonus pool funds will be distributed within 30 days of the approval and filing of the Company’s 2010 annual report on Form 10-K to the Securities Exchange Commission.
Eligibility
Eligible employees will be identified by the President and CEO.
An individual must be a full-time employee of the Company in good standing at the time that the bonus funds are distributed. There is no accrual provision and all consideration for bonus payments are forfeited upon termination regardless of reason for such termination, even in the event the bonus amount was reported to the employee prior to the last day of employment.
Individuals covered by a sales commission plan are not eligible for participation.
The list of eligible employees as of February 22, 2010 (subject to change with hires, terminations, and job changes):
Ronald C. Lundy, VP and CFO
*** Listing of 12 other non-officer employees redacted for confidentiality reasons
Definitions
“Operating Income” means the Corporation’s net income before extraordinary items, interest, and taxes, as shown on the Company’s audited financial statements.
Veramark Technologies, Inc. • www.veramark.com
Corporate: 3750 Monroe Avenue • Pittsford, NY 14534 • Tel: 585.381.6000 • Fax: 585.383.6800

Exhibit 10.2
Cash Bonus Pool
The Cash Bonus Pool will be determined based on the table below.

			% OF
	OPERATING	POOL	OPERATING
	INCOME	AMOUNT	INCOME
<	$250,000	0	0.0%
	$250,000	$30,000	12.0%
	$500,000	$60,000	12.0%
	$750,000	$100,000	13.3%
	$1,000,000	$140,000	14.0%
	$1,250,000	$180,000	14.4%
	$1,500,000	$230,000	15.3%
	$1,750,000	$280,000	16.0%
Veramark Technologies, Inc. • www.veramark.com
Corporate: 3750 Monroe Avenue • Pittsford, NY 14534 • Tel: 585.381.6000 • Fax: 585.383.6800